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EXHIBIT 23.4

                         CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Safeguard Scientifics, Inc. on Form S-8 (File Nos. 33-41853, 33-48579, 33-48462, 2-72362, 33-72559 and 33-72560) of our report dated February 2,
1999, except for Note R as to which the date is March 22, 1999, on our audits of the consolidated financial statements of Cambridge Technology Partners (Massachusetts), Inc. as of December 31, 1998 and 1997, and for the two years then ended, which report is included in the annual report of Safeguard Scientifics, Inc. on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 29, 1999


                           REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Cambridge Technology Partners (Massachusetts), Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of Cambridge Technology Partners (Massachusetts), Inc. (the "Company") at December 31, 1998 and December 31, 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 2, 1999, except for Note R,
as to which the date is March 22, 1999